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                                                                    EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the captions "Selected Financial Information" and "Lawyers; Accountants" and the use of our report dated January 21, 2000 with respect to the statements of financial condition of IDS Managed Futures, L.P. as of December 31, 1999 and 1998 and the related statements of operations, changes in partners' capital, and cash flows for the years ended December 31, 1999, 1998, and 1997 and to the use of our report dated July 23, 1999 with respect to the statements of financial condition of CIS Investments, Inc. as of May 31, 1999 and 1998 and the related statements of income, changes in stockholder's equity and cash flows for the years ended May 31, 1999 and 1998 included in Post-Effective Amendment No. 6 to the Form S-1 Registration Statement (Reg. No. 33-86894) and related Prospectus of IDS Managed Futures, L.P.

                                    KPMG LLP

February 29, 2000
Chicago, Illinois